SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 2, 2006
Date of Report (date of earliest event reported)

CUBIC CORPORATION
(Exact name of Registrant as specified in charter)

Delaware	1-8931	95-1678055
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

9333 Balboa Avenue
San Diego, California 92123
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2006 Registrant’s Board of Directors approved additional annual compensation for the Chair of its Audit and Compliance Committee.  This $10,000 annual amount will be paid to such Chair monthly and payments will commence as of July 1, 2006.

With regard to the relocation loan made by the Company to Mr. Dinkel in 2001 in the sum of $200,000 in connection with his commencing employment, in July, 2006 the principal amount of this loan was paid in full, before its due date.  At the August 1, 2006 meeting of Registrant’s Board of Directors, the interest accrued on the loan, in the sum of approximately $45,000, was forgiven by unanimous Board vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	August 2, 2006	/s/ W. W. Boyle
W. W. Boyle
Chief Financial Officer